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Exhibit 99.1


                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of RCN Corporation (the "Company") on Form 10-K and Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on March 31, 2003 and on the date hereof, respectively (the "Report"), David C. McCourt, as Chief Executive Officer of the Company, and Jeffrey M. White, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/  David C. McCourt
-------------------------
David C. McCourt
Chief Executive Officer
April 2, 2003 and as of March 31, 2003



/s/  Jeffrey M. White
-------------------------
Jeffrey M. White
Chief Financial Officer
April 2, 2003 and as of March 31, 2003


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to RCN Corporation and will be retained by RCN Corporation and furnished to the Securities and Exchange Commission or its staff upon request.